UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2023

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Water Street SE		20003
Washington	DC
(Address of principal executive offices)		(Zip Code)
(202) 869-9150
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 7.01	Regulation FD Disclosure

On February 10, 2023, Patrick K. Decker, President and Chief Executive Officer of Xylem Inc. (the “Company”), entered into a pre-arranged trading plan (the “Plan”) in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s policies, including those with respect to insider trading and stock ownership. The Plan is part of Mr. Decker’s individual long-term asset diversification and financial planning strategy.

Sales under the Plan may take place periodically from March 13, 2023 through February 9, 2024 at prevailing market prices for the Company’s common stock, subject to minimum price thresholds specified in the Plan. Under the terms of the Plan, Mr. Decker may sell up to an aggregate of 255,595 shares of the Company’s common stock to be acquired through the exercise of fully-vested stock options.

Mr. Decker is subject to the Company’s executive stock ownership guidelines, under which he is required to hold vested shares and options valued at least six times his annual base salary. Mr. Decker currently exceeds the required level of stock ownership, and assuming consummation of all of the proposed option exercises under the Plan, he would continue to beneficially own more than 845,000 shares of Company stock, which is well in excess of the required level of stock ownership.

Any sales executed in accordance with the Plan will be disclosed publicly through one or more Form 4 filings with the Securities and Exchange Commission.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: February 10, 2023	By:	/s/ Kelly C. O'Shea
Kelly C. O'Shea
VP, Chief Corporate Counsel & Corporate Secretary